Calculation of Filing Fee Tables
S-4
FIRST COMMUNITY BANKSHARES INC /VA/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $1.00 par value	Other	1,029,356		$ 31,408,266.12	0.0001531	$ 4,808.61
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 31,408,266.12		$ 4,808.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,808.61
Offering Note
[1]	(1) Represents the estimated maximum number of shares of First Community, Inc., or First Community, common stock, par value $1.00 per share, that could be issued to holders of Hometown Bancshares, Inc., or Hometown, in connection with the merger between First Community and Hometown described in the Form S-4 to which this document is an exhibit, which number may be higher or lower in accordance with the formula described below. This number is based on (a) the number of shares of Hometown common stock outstanding and reserved for issuance as of September 5, 2025, and (b) a share exchange ratio of 11.706 shares of First Community common stock, solely for purposes of calculating the registration fee, issuable in exchange for each of those shares of Hometown common stock in accordance with the Agreement and Plan of Merger, dated July 19, 2025, by and between First Community and Hometown attached to this prospectus and proxy statement as Appendix A, or the merger agreement. If both (i) the average of the closing sale prices of First Community common stock (the "Average First Community Stock Price"), as reported on Nasdaq during the 30 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the latest of (A) the date on which the last regulatory approval necessary is received (disregarding any waiting period) or (B) the date on which Hometown shareholders approve the merger (the "Determination Date") is less than $30.74, and (ii) (1) the quotient of the Average First Community Stock Price divided by $38.43, is less than 80% of (2) the quotient of the average of the closing price for Nasdaq Bank Index (the "Index"), for the 30 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date divided by $4,182.93, then Hometown may terminate the merger agreement unless First Community agrees to increase the number of shares to be issued to the holders of Hometown common stock or pay additional cash consideration. In the event First Community increases the number of shares to be issued to the holders of Hometown common stock, First Community will file a separate registration statement with respect to such additional shares of First Community to be issuable upon completion of the merger. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f)(2) of the Securities Act, based on a rate of $153.10 per $1,000,000 of the proposed maximum aggregate offering price. The proposed maximum aggregate offering price of the registrant's common stock was calculated based upon the book value of shares of Hometown common stock (the securities to be cancelled in the merger) as follows: the product of (1) $357.18, the book value per share of Hometown common stock on September 5, 2025, and (2) 87,934, the estimated maximum number of shares of Hometown common stock outstanding and reserved for issuance as of September 5, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A